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                                                                  As Amended and
                                                           Restated May 28, 1998






                                     BY-LAWS

                                       OF

                              AVATAR HOLDINGS INC.

                            (a Delaware corporation)


                                   ----------


                                    ARTICLE I

                                     Offices


                  SECTION 1. REGISTERED OFFICE. The registered office shall be established and maintained at the office of Corporation Service Company, in the City of Wilmington, in the County of New Castle, in the State of Delaware, and said corporation shall be the registered agent of this Corporation in charge thereof.

                  SECTION 2. OTHER OFFICES. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.


                                   ARTICLE II

                            Meetings of Stockholders

                  SECTION 1. ANNUAL MEETING. The annual meeting of stockholders of the Corporation for the election of Directors and for the transaction of such other business as may come before the meeting shall be held in each year on such business day and at such hour as shall be fixed by the Board of Directors. If the annual meeting is not held at the time so fixed, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.

                  SECTION 2. SPECIAL MEETINGS. Special meetings of stockholders for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called at any time by the Chairman of the Board or by







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order of the Board of Directors or the Executive Committee of the Board of
Directors, and shall be called by the Chairman of the Board, the President or the Secretary at the request in writing of a stockholder or stockholders holding of record at least twenty percent of all the Common Stock of the Corporation then outstanding and entitled to vote. Special meetings shall be called by means of a notice as provided for in Section 4 of this Article II.

                  SECTION 3. PLACE OF MEETING. Each meeting of stockholders shall be held at such place, within or without the State of Delaware, as shall be fixed by the Board of Directors and specified in the notice or waiver of notice of said meeting. If no designation is made, the place of the meeting shall be the principal office of the Corporation in the State of Florida.

                  SECTION 4. NOTICE OF MEETINGS. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, written notice of every meeting of stockholders shall be given to each stockholder of record entitled to vote at the meeting, not less than ten nor more than sixty days prior to the date named for the meeting (unless a greater period of notice is required by law in a particular case), by delivering a written or printed notice thereof to him personally, or by sending a copy thereof, charges prepaid, through the mail or transmitted by telex, telegraph or cable to his address appearing on the books of the Corporation, or supplied by him to the Corporation for the purpose of notice. If notice is sent through the mail or transmitted by telex, telegraph or cable, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with the appropriate office for transmission to such person. Such notice shall specify the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any adjourned meeting of stockholders shall not be required to be given, except when expressly required by law, by the Certificate of Incorporation or by these By-Laws. As provided in Article IX of these By-Laws, any stockholder may waive the requirements of notice provided for herein.

                  SECTION 5. QUORUM. The holders of shares entitling them to exercise a majority of the voting power of the Corporation, present in person or by proxy at any meeting of stockholders, shall constitute a quorum. Once a quorum shall have been established, the stockholders present at a duly organized meeting may continue to do business


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until adjournment, notwithstanding the withdrawal of sufficient stockholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present in person or represented by proxy may, except as otherwise provided by law, adjourn the meeting to such time and place as they determine.

                  SECTION 6. ADJOURNMENTS. At any annual or special meeting, the holders of shares entitling them to exercise a majority of the voting power which is present in person or by proxy at such meeting, although less than a quorum, may adjourn the meeting from time to time without further notice (except as is otherwise required by law) other than by announcement at the meeting at which such adjournment is taken of the time and place of the adjourned meeting. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting.

                  SECTION 7. VOTING. Each stockholder of record of Common Stock shall be entitled at each meeting of stockholders to one vote for each share of Common Stock registered in his name on the books of the Corporation, except as hereinafter stated for the election of Directors. For all elections of Directors, each stockholder of record of Common Stock shall be entitled to cast as many votes as equals the number of Directors to be elected at such election multiplied by the number of shares of Common Stock owned by such stockholder on the record date. All such votes may be cast for a single candidate or distributed in any number among any two or more candidates. Directors shall be elected by a plurality of the votes cast by the stockholders present in person or by proxy. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, all other matters shall be determined by vote of at least a majority of the votes which all stockholders present in person or by proxy at such meeting are entitled to cast on such matter. Voting by ballot shall not be required for the election of Directors or for the transaction of any other corporate business except as otherwise provided by law.

                  SECTION 8. ORGANIZATION. At every meeting of stockholders, the Chairman of the Board or, in his absence, the President or, in the absence of either of such officers, a chairman chosen by a majority vote of stockholders present in person or by proxy and entitled to vote thereat, shall act as chairman of the meeting. The Secretary, or in his absence an Assistant Secretary, shall act as secretary at


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all meetings of stockholders. In the absence of the Secretary or an Assistant
Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

                  SECTION 9. LIST OF STOCKHOLDERS. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through another officer of the Corporation designated by him or through a transfer agent or transfer clerk appointed by the Board of Directors, to prepare, at least ten days before every meeting of stockholders for the election of Directors of the Corporation, a complete list of stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and number of shares registered in the name of each stockholder. For said ten days such list shall be open, at the place where said meeting is to be held or at another place within the city where the meeting is to be held if such other place is specified in the notice of the meeting, to the examination of any stockholder for any purpose germane to the meeting, and shall be produced and kept at the time and place of said meeting during the whole time thereof and subject to the inspection of any stockholder who shall be present thereat. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

                  SECTION 10.  BUSINESS AND ORDER OF BUSINESS.

         (a) ANNUAL MEETING.

                           No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this
         Section 10 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who


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         complies with the notice procedures set forth in this Section 10.

                           In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

                           To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; PROVIDED, HOWEVER, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

                           To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

                           No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 10, PROVIDED, HOWEVER, that,


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         once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 10 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

         (b)  SPECIAL MEETING.

                           At a special meeting of the stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors.

         (c) ORDER OF BUSINESS.

                           The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

                  SECTION 11. INSPECTORS OF ELECTION. In advance of any meeting of stockholders, the Board of Directors may appoint one or more Inspector(s) of Election, who need not be stockholders, to act at such meeting or any adjournment or adjournments thereof. If Inspector(s) of Election are not so appointed, the chairman of any such meeting may make such appointment at the meeting. No person who is a candidate for office shall act as an Inspector. In case any person appointed as an Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the person acting as chairman. Each Inspector of Election so appointed shall first subscribe an oath or affirmation faithfully to perform the duties of an Inspector of Election at such meeting impartially, in good faith, to the best of his ability, and as expeditiously as is practical. The Inspector(s) of Election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts


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as may be proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the Inspector(s) of Election shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them.

                  SECTION 12. PROXIES. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting may authorize another person or persons (who need not be a stockholder) to act for him by proxy. Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy. The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the stockholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of stockholders.

                  SECTION 13. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with and the action may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.




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                                   ARTICLE III

                               Board of Directors

                  SECTION 1.  GENERAL POWERS.  The business and
affairs of the Corporation shall be managed by the Board of Directors.

                  SECTION 2. NUMBER, QUALIFICATION AND TERM OF OFFICE. The Board of Directors shall consist of no less than eight nor more than fifteen members as may be fixed from time to time by resolution of the Board. As used in these By-Laws, "whole Board of Directors" means the total number of Directors which the Corporation would have if there were no vacancies. Directors need not be stockholders of the Corporation. Except as provided in Section 3 of this Article III, Directors shall be elected by the stockholders. Each Director shall hold office until the annual meeting of stockholders next following his election and until his successor shall be elected and shall qualify, or until such Director's earlier death, resignation or removal in the manner hereinafter provided.

                  SECTION 3. VACANCIES. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of Directors, shall be filled by a majority of the remaining members of the Board (although less than a quorum), and each person so elected shall hold office until the next election of Directors by stockholders and until his successor shall be elected and shall qualify, or until such Director's earlier death, resignation or removal in the manner hereinafter provided.

                  SECTION 4. PLACE OF MEETING. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as a majority of the Directors may from time to time appoint, or as may be designated in the notice calling the meeting.

                  SECTION 5. ORGANIZATION MEETING. As soon as practicable after each annual election of Directors by the stockholders, the Board of Directors shall meet for the purpose of organization, the election of the Audit Committee of the Board of Directors, the Executive Committee of the Board of Directors, the Chairman of the Board and the Chairman of the Executive Committee and the transaction of other business. If held on the same day as the annual meeting of stockholders, notice of such organization meeting of the Board of Directors need not be given. If the


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organization meeting is held on any other day, notice of such meeting shall be given as hereinafter provided for regular and special meetings of the Board of Directors.

                  SECTION 6. REGULAR AND SPECIAL MEETINGS. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors shall from time to time by resolution determine. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President or any four Directors.

                  SECTION 7. NOTICE. Written notice of each regular or special meeting of the Board of Directors shall be given by the Secretary to each Director at least three days prior to the day named for the meeting. Notice of each such meeting may be given to a Director, either personally or by sending a copy thereof, charges prepaid, through the mail, or transmitted by telex, telecopier, telegraph or cable to his address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice. If notice is sent by mail or transmitted by telex, telegraph or cable, it shall be deemed to have been given when deposited in the United States mail or with the appropriate office for transmission to such person. Such notice shall specify the place, day and hour of the meeting, and notice of a special meeting shall include a general statement of the purpose for which the meeting is called. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at such adjourned meeting, other than by announcement at the meeting at which such adjournment is taken. As provided in Article IX of these By-Laws, any Director may waive the notice requirements provided for herein.

                  SECTION 8. QUORUM AND MANNER OF ACTING. A majority of the whole Board of Directors shall be necessary to constitute a quorum for the transaction of business and the vote of a majority of the Directors participating in a meeting at which a quorum is present or participating shall be the act of the Board of Directors.

                  SECTION 9. ORGANIZATION. At each meeting of the Board of Directors, the Chairman of the Board, or in his absence, a Director chosen by a majority of the Directors present, shall act as chairman of the meeting. The Secretary, or in his absence any person appointed by the chairman of the meeting, shall act as secretary of the meeting.


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                  SECTION 10.  BUSINESS AND ORDER OF BUSINESS.  At each meeting of the Board of Directors such business may be transacted as may properly be brought before the meeting, whether or not such business is stated in the notice of such meeting or in a waiver of notice thereof, except as otherwise expressly provided by law, by the Certificate of Incorporation or by these By-Laws. At all meetings of the Board of Directors business shall be transacted in the order determined by the chairman of the meeting subject to the approval of the Board.

                  SECTION 11. ACTION BY CONSENT. Any action which may be taken by the Board of Directors or by any committee thereof may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by all of the Directors or members of a committee, respectively, and shall be filed with the Secretary of the Corporation.

                  SECTION 12. CONSTRUCTIVE PRESENCE AT A MEETING. Any member of the Board of Directors or of any committee thereof shall be deemed present at a meeting of such Board or committee if a conference telephone or similar communication equipment is used, by means of which all persons participating in the meeting can hear each other.

                  SECTION 13. INTERESTED DIRECTORS; QUORUM. No contract or transaction between the Corporation and one or more of the Directors or officers of the Corporation, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the Directors or officers of the Corporation are directors or officers, or have a financial interest, shall be void or voidable solely for such reason, or solely because such Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is


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specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

                  Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes a contract or transaction specified in this section.

                  SECTION 14. RESIGNATIONS. Any Director may resign at any time upon written notice to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, or, if no time be so specified, upon receipt by the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

                  SECTION 15. REMOVAL OF DIRECTORS. Any Director or the entire Board of Directors may be removed, with or without cause, by the vote of a majority of the outstanding shares then entitled to vote at an election of Directors, except if less than the entire Board of Directors is to be removed, no Director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

                  SECTION 16. NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing Directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 16 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 16.

                  In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.



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                  To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the
Corporation: (a) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders (provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth
(10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs); and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

                  To be in proper written form, a stockholder's notice to the Secretary must set forth: (a) as to each person whom the stockholder proposes to nominate for election as a Director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder,
(iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in


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connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.

                  No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 16. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.


                                   ARTICLE IV

                             Committees of the Board

                  SECTION 1. EXECUTIVE COMMITTEE. At the organization meeting following the annual meeting of stockholders, the Board of Directors shall, by resolution adopted by a majority of the whole Board of Directors, designate an Executive Committee consisting of the Chairman of the Board, the Chairman of the Executive Committee and not less than two other directors. Except as hereinafter set forth, the Executive Committee shall have and may exercise all the authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. All acts done and power conferred by the Executive Committee shall be deemed to be, and may be certified as being, done or conferred under authority of the Board of Directors. Notwithstanding the foregoing, the Executive Committee shall not have the power or authority of the Board of Directors in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending these By-Laws, declaring a dividend or authorizing the issuance of stock. Any member of the Executive Committee may be removed at any time, and any vacancy on the Executive Committee may be filled, by the vote of a majority of the whole Board of Directors.


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                  SECTION 2. MEETINGS OF EXECUTIVE COMMITTEE. Meetings of the
Executive Committee shall be held whenever called by the Chairman of the Board or the Chairman of the Executive Committee. Notice of each meeting of the Executive Committee shall be given personally, in writing or by telephone to each member of the Executive Committee at his residence or usual place of business at least twenty-four hours in advance of the meeting. Such notice shall state the time and place of the meeting, but need not state the purpose or purposes thereof. As provided in Article IX of these By-Laws, any member of the Executive Committee may waive the notice requirements provided for herein. The Executive Committee shall adopt its own rules of procedure not inconsistent with any rules for committees set forth in these By-Laws, and it shall keep a record of its proceedings and report them to the Board of Directors at the next meeting thereof after each meeting of the Executive Committee. All actions taken by the Executive Committee shall be subject to revision or alteration by the Board of Directors, PROVIDED, HOWEVER, that third parties shall not be prejudiced by any such revision or alteration.

                  SECTION 3. QUORUM OF AND MANNER OF ACTING BY EXECUTIVE COMMITTEE. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those participating at a meeting thereof at which a quorum is present or participating shall be the act of the Executive Committee.

                  SECTION 4. AUDIT COMMITTEE. The Board of Directors shall by resolution designate an Audit Committee consisting of a Chairman and not less than two other Directors. No member of the Audit Committee shall be an officer or employee of the Corporation. The Audit Committee shall by majority vote of its members adopt its own rules of procedure not inconsistent with any rules for committees set forth in these By-Laws and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Audit Committee shall: recommend to the Board of Directors, subject to approval by the stockholders of the Corporation, the appointment of the independent auditors of the Corporation; review with the independent auditors their report and any management letter and reports to the Board of Directors with respect thereto; review with the independent auditors the Corporation's accounting policies and procedures as well as its internal controls and internal auditing procedures; determine whether there are any conflicts of interest in financial or business matters between the Corporation and any of its officers or


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employees; review the recommendations of the independent auditors; review the aggregate fee for audit and non-audit services of the independent auditors and consider the possible effect of such services on the independence of the auditors; and perform such other tasks as are assigned to it from time to time by the Board of Directors. The Board of Directors shall have power to change the number of members or the personnel of the Audit Committee at any time and to fill vacancies. The Audit Committee shall keep minutes of its acts and proceedings.

                  SECTION 5. OTHER COMMITTEES. The Board of Directors may from time to time by resolution create such other committee or committees of Directors, officers, employees or other persons designated by it for the purpose of advising the Board, the Executive Committee and the officers and employees of the Corporation with respect to such matters as the Board shall deem appropriate and with such functions, powers and authority as the Board shall by resolution prescribe; PROVIDED, HOWEVER, that no such other committee shall exercise any of the powers or authority of the Board of Directors in the management of the business and affairs of the Corporation or have power to authorize the seal of the Corporation to be affixed to papers which may require it, unless such other committee shall be created by resolution passed by a majority of the whole Board of Directors and shall be so authorized by such resolution, and PROVIDED FURTHER, that no committee shall exercise any of the powers or authority of the Board of Directors that are not permitted by law. A majority of all the members of any such other committee may adopt its own rules of procedure not inconsistent with any rules for committees set forth in these By-Laws and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the number of members or the personnel of any such other committee at any time, to fill vacancies, and to discharge any such other committee, either with or without cause, at any time. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Each such committee shall keep minutes of its acts and proceedings.

                  SECTION 6. COMPENSATION. Members of any committee contemplated by these By-Laws shall receive such compensation, fees and allowances, if any, for their services as shall be fixed by resolution of the Board of Directors. Nothing herein contained shall be construed so as to preclude any member of any such committee from serving the Corporation in any other capacity and receiving compensation therefor.


                                    ARTICLE V

                                    Officers

                  SECTION 1. NUMBER. The officers of the Corporation shall be a Chairman of the Board, one or more Vice Chairmen of the Board, a Chairman of the Executive Committee, a Chief Executive Officer, a President, one or more Vice Presidents (any one or more of whom the Board of Directors or the Executive Committee may designate Executive Vice President or Senior Vice President or similar title), a Secretary and a Treasurer. Any two or more offices may be held by the same person. It shall not be necessary for officers (except the Chairman of the Board, any Vice Chairman of the Board, the Chairman of the Executive Committee, and the Chief Executive Officer) to be Directors.

                  SECTION 2. ELECTION, TERM OF OFFICE AND QUALIFICATION. Except in the case of officers appointed in accordance with the provisions of Section 3 of this Article V, officers shall be elected annually by the Board of Directors and each officer shall hold office until his successor shall be elected and shall qualify, or until the officer's earlier death, resignation or removal in the manner hereinafter provided.

                  SECTION 3. OTHER OFFICERS. The Corporation may have such other officers and agents as may be deemed necessary by the Board of Directors or the Executive Committee. Such other officers and agents shall be appointed in such manner, have such duties and hold their offices for such terms as may be determined by the Board of Directors or the Executive Committee. The Board of Directors or the Executive Committee may delegate to any principal officer the power to appoint or remove any such other officers or agents.

                  SECTION 4. REMOVAL; RESIGNATION. Any officer or agent elected or appointed by the Board of Directors or the Executive Committee may be removed by the Board of Directors or the Executive Committee whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

                  Any officer or agent may resign at any time by giving written notice to the chief executive officer or the secretary. Unless stated in the notice of resignation, the acceptance thereof shall not be necessary to make it effective, and it shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

                  SECTION 5. VACANCIES. A vacancy in any office because of death, resignation, removal or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for election or appointment to such office.

                  SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board of Directors and of stockholders. In the absence of the Chairman of the Executive Committee, or if there be no Chairman of the Executive Committee, the Chairman of the Board (if then a member of the Executive Committee) shall preside at meetings of the Executive Committee and shall exercise all of the powers and discharge all of the duties of the Chairman of the Executive Committee. The Chairman of the Board shall have the power to sign all certificates, contracts, obligations and other instruments of whatever character on behalf of the Corporation. The Chairman of the Board shall have and perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws, the Board of Directors or the Executive Committee. In the absence of the Chairman of the Board, any Vice Chairman of the Board may perform the functions of the Chairman of the Board.

                  SECTION 7. CHAIRMAN OF THE EXECUTIVE COMMITTEE. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee. The Chairman of the Executive Committee shall have the power to sign all certificates, contracts, obligations and other instruments of whatever character on behalf of the Corporation. He shall perform such other duties and may exercise such other powers as from time to time may be assigned to him by these

By-Laws, the Board of Directors, the Executive Committee or the Chairman of the Board.

                  Section 8. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the senior executive officer of the Corporation. He shall transmit or cause to be transmitted necessary instructions and advice to all other officers and all other proper persons and shall be the proper officer of the Corporation to whom matters and issues concerning the Corporation shall be transmitted for attention. The Chief Executive Officer shall have power to sign all certificates, contracts, obligations and other instruments of whatever character on behalf of the Corporation. He shall perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws, the Board of Directors, the Executive Committee or the Chairman of the Board.

                  SECTION 9. PRESIDENT. The President shall have power to sign all certificates, contracts, obligations and other instruments of whatever character on behalf of the Corporation. He shall perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws, the Board of Directors, the Executive Committee or the Chairman of the Board.

                  SECTION 10. VICE PRESIDENTS. Each Vice President shall perform such duties and may exercise such powers as from time to time may be assigned to him by these By-Laws, the Board of Directors, the Executive Committee, the Chairman of the Board, or the President. Each Vice President shall have power to sign all certificates, contracts, obligations and other instruments of whatever character on behalf of the Corporation.

                  SECTION 11. SECRETARY. The Secretary: shall record or cause to be recorded in books provided for that purpose the minutes of the meetings of the stockholders, the Board of Directors and the Executive Committee; shall see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; shall be custodian of such corporate records as the Board of Directors may direct and of the seal of the Corporation and may affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary; may sign with the Chairman of the Board, the President or any Vice President all authorized contracts, obligations or instruments; shall see that the books, reports, statements, certificates and all other documents and records required by law, by the Certificate of Incorporation or by these By-Laws to be kept by him are available for examination at reasonable times by any Director at the principal office of the Corporation during business hours; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors, the Executive Committee, the Chairman of the Board or the President.

                  At the request of the Secretary, or in his absence or disability, any Assistant Secretary shall perform any of the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all of the restrictions upon, the Secretary. Except where by law the signature of the Secretary is required, each of the Assistant Secretaries shall possess the same power as the Secretary to sign certificates, contracts, obligations and other instruments of the Corporation, and to affix the seal of the Corporation to such instruments, and attest the same.

                  SECTION 12. TREASURER. The Treasurer: shall have charge and custody of all funds and securities of the Corporation and shall deposit all such funds in the name of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to Section 3 of Article X; shall disburse the funds of the Corporation, taking proper vouchers for such disbursements; shall render to the Chairman of the Board or the Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation, and; in general, shall perform all duties incident to the office of Treasurer and such other duties as may, from time to time, be assigned to him by the Board of Directors, the Executive Committee, the Chairman of the Board or the President. If required by the Board of Directors, he shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

                  At the request of the Treasurer, or in his absence or disability, any Assistant Treasurer may perform any of the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Except where by law the signature of the Treasurer is required, each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Corporation.

                           SECTION 13.  SALARIES.  The salaries of the
officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.


                                   ARTICLE VI

                                 Indemnification

                  SECTION 1. INDEMNIFICATION; PREPAYMENT OF EXPENSES. (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any manner in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "PROCEEDING"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of the Corporation or a majority-owned subsidiary of the Corporation (a "SUBSIDIARY"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation in accordance with and to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (the "DGCL") (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect, and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person's claim to indemnification pursuant to the rights granted by this Article VI. The Corporation shall pay the expenses (including legal fees) incurred by such person in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that an advancement of expenses incurred by such person in his or her capacity as a director, officer or employee shall be made only upon receipt (unless the Board of Directors waives such requirement to the extent permitted by applicable law) of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI or otherwise, and PROVIDED FURTHER, that, in the case of a director or officer, such an undertaking shall be required only if and to the extent rquired by the DGCL.

                  (b) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any person who is or was an agent (other than a director, officer or employee) of the Corporation or a Subsidiary and to any person who is or was serving at the request of the Corporation or a Subsidiary as a director, officer, partner, member, employee, trustee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation or a Subsidiary, to the fullest extent of the provisions of this Article VI with respect to the indemnification of and advancement of expenses to directors, officers and employees of the Corporation.

                  SECTION 2. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, provision of these By-laws, agreement, vote of stockholders or disinterested Directors or otherwise. No repeal, modification or amendment of, or adoption of any provision inconsistent with, this Article VI, nor, to the fullest extent permitted by applicable law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto with respect to any events that occurred prior to the time of such repeal, amendment, adoption or modification.

                  SECTION 3.  RIGHT TO BRING SUIT.  The rights to
indemnification and to the advancement of expenses conferred in Section 1(a) of this Article VI shall be contract rights.

If a claim under Section 1(a) of this Article VI is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the claimant shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the claimant to enforce a right to indemnification hereunder (but not in a suit brought by the claimant to enforce an advancement of expenses) it shall be a defense that, and in any suit by the Corporation to recover an advancement of expenses upon a final adjudication that, the claimant has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall create a presumption that the claimant has not met the applicable standard of conduct or, in the case of such a suit brought by the claimant, be a defense to such suit. In any suit brought by the claimant to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the claimant is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the Corporation.

                  SECTION 4. OTHER INDEMNIFICATION. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, partner, member, employee, trustee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust or other enterprise.

                  SECTION 5. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, partner, member, employee, trustee or agent of the Corporation or a Subsidiary or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

                  SECTION 6. CONSTRUCTION. If any provision or provisions of this Article VI shall be held invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, each portion of any subparagraph or clause of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each such portion of any subparagraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                  SECTION 7. NOTICE. Any notice, request or other communication required or permitted to be given to the Corporation under this Article VI shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.


                                   ARTICLE VII

                    Certificates of Stock, Books and Records

                  SECTION 1. FORM; SIGNATURE. A certificate of stock, signed by the Chairman of the Board, the President or any Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the Corporation. Any or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such an officer, transfer agent or registrar at the date of issue.

                  If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, there shall be set forth on the back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                  SECTION 2. LOST CERTIFICATES. The Board of Directors may determine the conditions under which a new share certificate is to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed. When authorizing the issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                  SECTION 3. TRANSFER OF SHARES. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

                  SECTION 4. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                  SECTION 5. DETERMINING STOCKHOLDERS OF RECORD. In order that the Corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution, or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful activity, the Board of Directors may fix (or authorize the Secretary to fix), in advance, a record date, which (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting, to express consent to corporate action in writing without a meeting, to receive payment of such dividend or other distribution, to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. A determination of stockholders or record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

                                  ARTICLE VIII

                                   Fiscal Year

                  The fiscal year of the Corporation shall be as determined by the Board of Directors or by the Executive Committee from time to time.


                                   ARTICLE IX

                                Waiver of Notice

                  Whenever any notice whatever is required to be given by law, by the Certificate of Incorporation or by these By-Laws, the person entitled thereto may, in person or by attorney thereunto authorized, in writing or by telegraph, telex or cable, waive such notice whether before or after the meeting or other matter in respect of which such notice is to be given, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice. Neither the purpose of nor the business to be transacted at such meeting need be specified in any written waiver of notice. Attendance of a person at a meeting shall constitute a waiver of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of a meeting, to the transaction of any business because the meeting is not lawfully called or convened.


                                    ARTICLE X

                               General Provisions

                  SECTION 1. CONTRACT, ETC., HOW EXECUTED. The Board of Directors or the Executive Committee may authorize any officer or officers, agent or agents, or employee or employees of the Corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instance.

                  SECTION 2. CHECKS, ETC. All checks, drafts, bills of exchange or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed, either manually or in facsimile, by such officer or officers, or agent or agents, as may from time to time be designated by these By-Laws, or by the Board of Directors or the Executive Committee, or who shall have been designated in writing by any two officers of the Corporation, acting jointly, who shall have been authorized and empowered by the Board of Directors or the Executive Committee to make such designation. A designation by the Board of Directors, the Executive Committee or by officers thereunto duly authorized and empowered may be general or confined to specific instances.

                  SECTION 3. DEPOSITORIES. Funds or securities of the Corporation shall be deposited in such depositories as shall be appointed by the Board of Directors, the Executive Committee or as shall be appointed by any two officers of the Corporation, acting jointly, who shall have been authorized and empowered by the Board of Directors or the Executive Committee to make such appointment.

                  SECTION 4. PROXIES. Unless otherwise provided by resolutions of the Board of Directors, the Board of Directors or the Executive Committee may from time to time appoint any attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation any of whose shares or other securities may be held by the Corporation, at meetings of holders of the shares or other securities of such other corporation, or to consent or dissent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent or dissent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments he or they may deem necessary and proper.

                  SECTION 5. SEAL. The corporate seal shall be in the form of a circle, shall bear the name of the Corporation, the year 1970 and the words "Corporate Seal - Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. Except as otherwise required by law, the affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement of any instrument in writing.

                                   ARTICLE XI

                                   Amendments

                  These By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be adopted, at any time by the affirmative vote of at least a majority of the votes which all stockholders present in person or by proxy at such meeting are entitled to cast, or by the Board of Directors at any regular or special meeting of the Board.


                                   ARTICLE XII

                          By-Laws Subject to Provisions
                         of Certificate of Incorporation

                  In case of any conflict between the provisions of these By-Laws and the Certificate of Incorporation, the provisions of the Certificate of Incorporation shall control.


                                  ARTICLE XIII

                       Election Not to be Governed by the
                    Florida Control-Share Acquisition Statute

                  To the extent, if any, that the provisions of Section 607.109 of the Florida General Corporation Act (the "Florida Act") apply to any "control-share acquisition" (as defined in Section 607.109 of the Florida Act) of shares of the Common Stock, the Corporation hereby expressly elects that the provisions of Section 607.109 of the Florida Act shall not apply to any control-share acquisition of shares of Common Stock, and that shares of Common Stock acquired in any such control-share acquisition shall have ascribed thereto the full voting rights, powers and privileges provided by the Corporation's Certificate of Incorporation, as amended, and these By-Laws.